                                                               Exhibit (a)(1)(C)

                         Notice of Guaranteed Delivery
                                      for
                        Tender of Shares of Common Stock
                                       of
                              CareerBuilder, Inc.


   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
      CITY TIME, ON MONDAY, AUGUST 21, 2000 UNLESS THE OFFER IS EXTENDED


   This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, $.001 par value per share (the "Shares"), of CareerBuilder, Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission, or mail to the Depositary. See
Section 4 of the Offer to Purchase, dated July 25, 2000 (the "Offer to
Purchase").

                        The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

 By Mail, Hand or Overnight Delivery:        By Facsimile Transmission:

                                          (For Eligible Institutions Only)
            40 Wall Street

              46th Floor                           (718) 234-5001
       New York, New York 10005

                                           Confirm Receipt of Facsimile by
                                                     Telephone:

                                                   (718) 921-8200

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

   The undersigned hereby tenders to CB Acquisition Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, receipt of which are hereby acknowledged, Shares of the Company, pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

Number of Shares: ___________________     SIGN HERE
                                          Name(s) of Record Holder(s):

Certificate No(s) (if available):


-------------------------------------     -------------------------------------


-------------------------------------     -------------------------------------
                                                     (Please Print)

If Securities will be tendered by
book-entry transfer at The
Depository Trust Company, please
provide Account No.: ________________
                                          Address(es): ________________________

Dated: ______________________________     -------------------------------------
                                                       (Zip Code)

                                          Area Code and Telephone No(s):

                                          -------------------------------------

                                          Signature(s): _______________________

                                          -------------------------------------

                                   GUARANTEE

                    (Not to be used for signature guarantee)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three trading days of the date hereof. A "trading day" is any day on which the New York Stock Exchange is open for business.

Name of Firm: _______________________     Title: ______________________________


-------------------------------------     Name: _______________________________
       (Authorized Signature)                    (Please Print or Type)

Address: ____________________________     Area Code and Telephone No.: ________


-------------------------------------     Dated: ______________________________
             (Zip Code)

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM--CERTIFICATES SHOULD BE SENT
                        WITH YOUR LETTER OF TRANSMITTAL

                                       2